As filed with the Securities and Exchange Commission on August 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4652013 (I.R.S. Employer Identification Number)
6401 Hollis Street, Suite 100 Emeryville, California (Address of Principal Executive Offices)	94608-1463 (Zip Code)

Amended and Restated LeapFrog Enterprises, Inc. 2011 Equity and Incentive Plan

(Full title of the Plan)

ROBERT LATTUGA

VICE PRESIDENT AND

GENERAL COUNSEL

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, California 94608-1463

(Name and address of agent for service)

(510) 420-5000

(Telephone number, including area code, of agent for service)

With a Copy to:

John W. Campbell, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, $.0001 par value per share	1,191,753 shares	$9.915	$11,816,231	$1,354.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on August 2, 2012.

explanatory note

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 1,191,753 shares of common stock, par value $0.0001 per share, of shares reserved for issuance under the LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan. The contents of the following registration statement filed by the registrant are incorporated herein by reference to the extent not modified hereby: registration statement on Form S-8 filed June 30, 2011 (SEC File No. 333-175275).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated by reference herein:

a.         The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which includes audited financial statements for the registrant’s latest fiscal year.

b.         All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

c.         The description of the registrant’s Common Stock contained in the registrant’s Statement on Form 8-A, filed July 16, 2002 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Original Exhibit Number	Filing Date	Filed Herewith
3.01	Amended and Restated Certificate of Incorporation	S-1/A	333-86898	3.03	7/22/2002

3.02	Amended and Restated Bylaws	8-K	001-31396	3.01	6/5/2009

4.01	Form of Specimen Class A Common Stock Certificate	10-Q	001-31396	4.01	11/3/2011

4.02	Fourth Amended and Restated Stockholders Agreement, dated as of May 30, 2003, by and among LeapFrog Enterprises, Inc. and the other persons named therein	10-Q	001-31396	4.02	8/12/2003

4.03	LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan	8-K	001-31396	10.1	6/7/2012

5.01	Opinion of Morrison & Foerster					X

23.01	Consent of Morrison & Foerster (contained in Exhibit 5.1)					X

23.02	Consent of Ernst & Young LLP					X

24.01	Power of Attorney (see Signature Page)					X

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on August 6, 2012.

LeaPFrog Enterprises, Inc.

By:	/s/ John Barbour
John Barbour
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Barbour and Raymond L. Arthur, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ JOHN BARBOUR	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2012
John Barbour

/s/ RAYMOND L. ARTHUR	Chief Financial Officer (Principal Financial Officer)	August 6, 2012
Raymond L. Arthur

/s/ SARAH A. MASON	Corporate Controller (Principal Accounting Officer)	August 6, 2012
Sarah A. Mason

/s/ WILLIAM B. CHIASSON	Chairman	August 6, 2012
William B. Chiasson

/s/ THOMAS J. KALINSKE	Vice Chairman and Director	August 6, 2012
Thomas J. Kalinske

/s/ PAUL T. MARINELLI	Director	August 6, 2012
Paul T. Marinelli

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/s/ STANLEY E. MARON	Director	August 6, 2012
Stanley E. Maron

/s/ E. STANTON MCKEE, JR.	Director	August 6, 2012
E. Stanton McKee, Jr.

/s/ THEODORE MITCHELL	Director	August 6, 2012
Theodore Mitchell

/s/ RANDY O. RISSMAN	Director	August 6, 2012
Randy O. Rissman

/s/ CADEN C. WANG	Director	August 6, 2012
Caden. C. Wang

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INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Original Exhibit Number	Filing Date	Filed Herewith
3.01	Amended and Restated Certificate of Incorporation	S-1/A	333-86898	3.03	7/22/2002

3.02	Amended and Restated Bylaws	8-K	001-31396	3.01	6/5/2009

4.01	Form of Specimen Class A Common Stock Certificate	10-Q	001-31396	4.01	11/3/2011

4.02	Fourth Amended and Restated Stockholders Agreement, dated as of May 30, 2003, by and among LeapFrog Enterprises, Inc. and the other persons named therein	10-Q	001-31396	4.02	8/12/2003

4.03	LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan	8-K	001-31396	10.1	6/7/2012

5.01	Opinion of Morrison & Foerster					X

23.01	Consent of Morrison & Foerster (contained in Exhibit 5.1)					X

23.02	Consent of Ernst & Young LLP					X

24.01	Power of Attorney (see Signature Page)					X

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